SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Wells Fargo Funds Trust
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X] [ ]	No fee required. Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(a) Title of each class of securities to which transaction applies:
(b) Aggregate number of securities to which transaction applies:
(c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(d) Proposed maximum aggregate value of transaction:
(e) Total fee paid:
[ ]	Fee paid previously with preliminary material
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(a) Amount Previously Paid: ______________
(b) Form, Schedule or Registration Statement No.: ____
(c) Filing Party: ______________________
(d) Date Filed: _______________________

[WFAM Logo]

URGENT: YOUR VOTE IS CRITICAL
Time is Running Out!
PLEASE VOTE TODAY
Wells Fargo Funds
We have sent prior proxy material regarding a Joint Special Meeting of Shareholders scheduled for August 16, 2021. We have adjourned the Meeting to November 24, 2021 for certain Wells Fargo Funds because we have not received enough votes.

According to our records, we have not received your vote!
Management recommends a FOR vote and voting will stop any further outreach concerning this meeting.

It is important that we receive your vote before November 24, 2021 because it will help to avoid adjourning the meeting and having to spend additional money soliciting your votes.
Your vote is important no matter the size of your fund holdings. Please vote promptly so your vote can be received prior to the November 24, 2021 Joint Special Meeting of Shareholders.

The fund has made it very easy for you to vote.
Choose one of the following methods:

VOTE ONLINE

Visit www.proxyvote.com and enter the control number that appears on your enclosed proxy card. Follow the on-screen prompts to vote.

VOTE BY MAIL

Return the executed proxy card in the postage-paid envelope provided so it is received before November 24, 2021.

VOTE BY PHONE

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING